SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                               FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                              AMRESCO, INC.
          (Exact Name of Issuer as Specified in its Charter)

     Delaware                                               59-1781257
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                 Identification Number)

                    1845 Woodall Rodgers Freeway, Suite 1700
                              Dallas, Texas 75201
          (Address and Zip Code of Principal Executive Offices)


                              AMRESCO, INC.
                    1995 EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plan)

                      L. Keith Blackwell, Esquire
                     General Counsel and Secretary
                              AMRESCO, INC.
      1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201
                             (214) 953-7700
   (Name, Address and Telephone Number, Including Area Code, of Agent for
                                Service)

                Copies to: David A. Stockton, Esquire
                            KILPATRICK & CODY
               1100 Peachtree Street, Atlanta, Georgia 30309-4530
                              (404) 815-6500

                    CALCULATION OF REGISTRATION FEE
                                            Proposed    Proposed
                                            Maximum     Maximum
                                  Shares    Offering    Aggregate   Amount of
Title of Securities to be          to be    Price<F1>   Offering    Registra-
Registered                      Registered   Per Unit   Price       tion fee

Common Stock, par value          300,000       $7.00     $2,100,000   $725
 $.05 per share

  <F1> Determined in accordance with Rule 457(h) under the Securities
Act of 1933, based on $7.00, the average of the high and low sale prices quoted on the NASDAQ National Market System on April 10, 1995.

                    Total Number of Sequential Pages: 10
               Exhibit Index Appears on Sequential Page: 8

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994.

     (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994.

     (3) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's bylaws and certificate of incorporation obligate the Registrant to indemnify its directors and officers to the fullest extent provided by law. Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation: (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him;
(ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgements and settlements even if he is not successful on the merits, if he acted in good faith and if he believed he was acting in the best interests of the corporation or in a manner not opposed to the corporation (or in a criminal proceeding, if he reasonably believed his conduct was not unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a shareholder alleging a breach by a director or officer of a duty owned to the corporation), even if he is not successful, provided that he acted in good faith and believed he was acting in the best interests of the corporation or in a manner not opposed to the corporation; provided that no indemnification is permitted without court approval if the director was found to be liable to the corporation.

     Before the permissive indemnification described in clauses (ii) and
(iii) above may be made pursuant to Section 145, either (i) a majority of a quorum of disinterested directors, (ii) the stockholders or (iii) under certain circumstances, independent legal counsel in a written opinion must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

The Registrant has entered into Indemnity Agreements with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the Indemnity Agreements, the Registrant is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Registrant or its subsidiaries. The Indemnity Agreements require the Registrant (i) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Registrant's directors and officers liability insurance policy; (iii) to advance certain expenses incurred by an Indemnified Party; and (iv) to contribute to the amount of expenses, judgments, fines and settlements paid or payable by an Indemnified Party when indemnification is unavailable (including instances in which indemnification is found unlawful by a court of competent jurisdiction) other than for the reasons expressed in the Indemnity Agreements. The Indemnity Agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances. The Registrant may enter into Indemnity Agreements providing similar rights to any future director, officer or key employee of the Registrant or its subsidiaries.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

4(a) Amended and Restated Certificate of Incorporation (included as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1986 previously filed with the Commission and included herein by reference)

4(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation dated April 1, 1987 (included as Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1987 previously filed with the Commission and included herein by reference)

4(c) Certificate of Amendment of Amended and Restated Certificate of Incorporation dated March 29, 1989 (included as Exhibit 3(c) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1989 previously filed with the Commission and incorporated herein by reference)

4(d) Certificate of Amendment of Restated Certificate of Incorporation dated December 30, 1993 (included as Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 previously filed with the Commission and incorporated herein by reference)

4(e) Certificate of Amendment of Restated Certificate of Incorporation dated May 23, 1994 (included as Exhibit 4(e) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 previously filed with the Commission and incorporated herein by reference)

4(f) Amended and Restated Bylaws, amended as of May 23, 1995 (included as Exhibit 4(f) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 previously filed with the Commission and incorporated herein by reference)

5(a) & 23(a)   Opinion and Consent of Counsel to Registrant*

23(b)               Consent of Independent Auditors*

*  Filed herewith.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 10, 1995.

                              AMRESCO, INC.

                              By:  /S/ Robert H. Lutz, Jr.
                                   Robert H. Lutz, Jr.
                                   Chairman of the Board

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby authorizes Robert
H. Lutz, Jr. and L. Keith Blackwell, Esq., and each of them, as attorneys-in-fact, to sign in his name and on behalf individually and in each capacity designated below, and to file, any amendments, including post-effective amendments, to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title                     Date

/S/ Robert H. Lutz, Jr.        Chairman of the Board        4/10/95
Robert H. Lutz, Jr.

/S/ Robert L. Adair III        President, Chief Operating   4/10/95
Robert L. Adair III            Officer and Director

/S/ Barry L. Edwards           Executive Vice President,    4/10/95
Barry L. Edwards               Treasurer and Chief
                               Financial Officer

/S/ Ronald B. Kirkland         Controller and Chief         4/10/95
Ronald B. Kirkland             Accounting Officer

/S/ James P. Cotton, Jr.       Director                     3/20/95
James P. Cotton, Jr.

/S/ Richard L. Cravey          Director                     4/10/95
Richard L. Cravey

/S/ Gerald E. Eickhoff         Director                     4/10/95
Gerald E. Eickhoff

/S/ William S. Green           Director                     4/10/95
William S. Green

/S/ Amy J. Jorgensen           Director                     3/22/95
Amy J. Jorgensen

/S/ John J. McDonough          Director                     3/21/95
John J. McDonough

/S/ Bruce W. Schnitzer         Director                     3/27/95
Bruce W. Schnitzer

                              EXHIBIT INDEX
                                   TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description


5(a) & 23(a)        Opinion and Consent of Counsel to Registrant

23(b)                    Consent of Independent Auditors